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                                                                   Exhibit 4.12a


                          TRANSFER OF THIS CERTIFICATE
                          IS SUBJECT TO THE CONDITIONS
                          SET FORTH IN THE DECLARATION
                                REFERRED TO BELOW


Number: 1                                             Common Securities: 241,238



                    Certificate Evidencing Common Securities

                                       of

                               PWG Capital Trust I

                          8.30% Common Trust Securities
                  (liquidation amount $25 per Common Security)


                  PWG Capital Trust I, a business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Paine Webber Group Inc. (the "Holder") is the registered owner of 241,238 common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 8.30% Common Trust Securities (liquidation amount $25 per Common Security) (the "Common Securities"). The transfer of Common Securities is registrable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for registration of transfer and satisfaction of the other conditions set forth in the Declaration (as defined below) including, without limitation, Section 9.01(c) thereof. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust of the Trust dated as of December 9, 1996, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of Common Securities as set forth in Exhibit C thereto. The Common Securities and the Preferred Securities issued by the Trust pursuant to the Declaration represent undivided beneficial interests in the assets of the Trust, including the Debentures (as defined in the Declaration) issued by Paine Webber Group Inc., a Delaware corporation, to the Trust pursuant to the Indenture referred to in the Declaration. The Trust will furnish a copy of the Declaration and the Indenture to the Holder without charge, upon written request to the Trust, at its principal place of business or registered office.

                  The Holder of this Certificate, by accepting this Certificate, is deemed to have agreed to the terms of the
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Indenture and the Debentures, including that the Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) as and to the extent provided in the Indenture.
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                  Upon receipt of this certificate, the Holder is bound by the
Declaration and is entitled to the benefits thereunder.


                  IN WITNESS WHEREOF, the Trustees of the Trust have executed this certificate this 9th day of December, 1996.


                                         PWG Capital Trust I,

                                           by
                                              ----------------------------------
                                                  Name:
                                                  Title:  Regular Trustee

                                           by
                                              ----------------------------------
                                                  Name:
                                                  Title:  Regular Trustee


Dated:  December 9, 1996

Countersigned and Registered:

The Chase Manhattan Bank, as
Transfer Agent and Registrar


by
   --------------------------
       Authorized Officer
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                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:

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(Insert assignee's social security or tax identification
number)


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(Insert address and zip code of assignee)

and irrevocably appoints

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agent to transfer this Common Security Certificate on the books of the Trust.
The agent may substitute another to act for him or her.


Date:
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Signature:
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(Sign exactly as your name appears on the other side of this Common Security
Certificate)